Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Pacific Ventures Group, Inc. (the “Company”) of our report dated April 15, 2021, relating to our audits of the Company’s consolidated financial statements as of December 31, 2019 and 2020, and for each of the years ended December 31, 2019 and 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Albert Garcia, CPA
Albert Garcia, CPA
DylanFloyd Accounting & Consulting
Newhall, California
March 3, 2021